UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 7, 2024

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.10 per share	VSH	New York Stock Exchange

Item 8.01 – Other Events

Cash Dividend Declaration

On November 7, 2024, Vishay Intertechnology, Inc. (the "Company") declared a quarterly cash dividend of $0.10 per share of common stock and Class B common stock outstanding payable on December 12, 2024 to stockholders of record at the close of business on December 3, 2024. A copy of the press release announcing the dividend declaration is attached as Exhibit 99.1 to this report.

Convertible Notes Repurchase Authority

The Company’s Board of Directors has authorized the repurchase of the remaining outstanding convertible senior notes due 2025 (“2025 Notes”) in open market repurchases or through privately negotiated transactions.   Such transactions are subject to the execution of formal agreements with a purchasing agent, as well as market and business conditions, legal requirements, and other factors.  Such authorization does not obligate the Company to acquire any particular amount of 2025 Notes, and it may be terminated or suspended at any time at the Company's discretion, in accordance with applicable laws and regulations.  The Company expects to fund any such transactions through borrowings under its revolving credit facility.  As of the date of this Form 8-K, the principal amount of outstanding 2025 Notes is $54,418,000.  The 2025 Notes will otherwise mature on June 15, 2025.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated November 7, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2024

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ David L. Tomlinson

Name:	David L. Tomlinson
Title:	Senior Vice President – Chief Accounting Officer